LAF009 GB-PD 16:31 Ultra Petroleum Increases Full Year 2007 Production Growth
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09:30 12/28
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[STK] UPL
[IN] OIL
[SU] PER
-- WITH LOGO -- TO BUSINESS AND ENERGY EDITORS:

Ultra Petroleum Increases Full Year 2007 Production Growth Target to 31 Percent and Announces Executive Retirements

HOUSTON, Dec. 28 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp.
(NYSE: UPL) today announced that for the third time this year, it is increasing 2007 production guidance. The new production guidance for 2007 is 120.0 billion cubic feet of gas equivalent (Bcfe) increased from the previous guidance of 116.5 Bcfe. This represents a 31% increase over 2006 inclusive of substantial shut-ins during the year and the sale of the Chinese asset. Production guidance for the fourth quarter 2007 is 32.3 Bcfe, which is an increase from the previous 28.8 Bcfe guidance.
"Our new production target for 2007, reflecting a 33% increase on a per share basis over 2006, is evidence of our productivity gains despite fewer rig days in 2007," commented Michael D. Watford, Chairman, President and Chief Executive Officer. "And our well costs continue to decrease," Watford added.
Additionally, two executives will be retiring at year-end: Stephen R. Kneller, VP - Exploration, Domestic and Michael G. Patterson, VP - International. Both individuals have played key roles in Ultra's success over the past handful of years.
Mr. Kneller is one of the longest serving employees at Ultra and was extremely influential in the development of the Pinedale Field acreage, including the acquisition of Ultra's original Pinedale and Jonah lease position. He will continue to work with the company in a part-time consulting position.
With the sale of the company's Bohai Bay interest late in the year, Mr. Patterson will be retiring. He leaves behind a distinguished career in international exploration and production and was instrumental to Ultra's success in China.
"Steve's and Mike's wisdom, leadership and knowledge will be missed by everyone at Ultra. I wish to thank both of them for their contributions in shaping Ultra into the premier oil and gas company that it is today," commented Watford. "We are fortunate that Steve will continue on in a limited consulting capacity in order to provide a strong transition for his team and the company," Watford added.

About Ultra
Ultra Petroleum Corp. is an independent exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming -- the Pinedale and Jonah Fields. Ultra is listed on the New York Stock Exchange and trades under the ticker symbol "UPL". The company had 152,770,685 shares outstanding on November 30, 2007.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the company's business are set forth in our filings with the SEC, particularly in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for our most recent fiscal year and from time to time in other filings made by us with the SEC. These risks and uncertainties include increased competition, the timing and extent of changes in prices for crude oil and natural gas, particularly in Wyoming, the timing and extent of the company's success in discovering, developing, producing and estimating reserves, the effects of weather and government regulation, availability of oil field personnel, services, drilling rigs and other equipment, and other factors listed in the reports filed by the company with the SEC.
This release can be found at http://www.ultrapetroleum.com

SOURCE Ultra Petroleum Corp.
-0- 12/28/2007
/CONTACT: Kelly L. Whitley, Manager Investor Relations of Ultra Petroleum Corp., +1-281-876-0120, ext. 302, info@ultrapetroleum.com/
/First Call Analyst: /
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/Photo: http://www.newscom.com/cgi-bin/prnh/20020226/DATU029LOGO
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/Web site: http://www.ultrapetroleum.com/
(UPL)

CO: Ultra Petroleum Corp.
ST: Texas
IN: OIL
SU: PER